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Exhibit 99

First Washington FinancialCorp                       For Immediate Release
Contact: Carol Jones (609-426-1000)


                         FIRST WASHINGTON FINANCIALCORP
                               TO TRADE ON NASDAQ


Windsor, New Jersey: First Washington FinancialCorp (OTCBB "FWFC"), the parent company of First Washington State Bank, announced today that beginning Wednesday, June 25, 2003, the Company's common stock will trade on the Nasdaq SmallCap market. The Company's ticker symbol, FWFC, will remain the same.

Chairman of the Board Abraham S. Opatut stated: "We believe our move to the Nasdaq reflects our continued growth and the continued interest in our stock. We welcome the additional visibility that comes with a listing on the Nasdaq SmallCap."

C. Herbert Schneider, President and CEO, added: "Our shareholders will benefit from this listing through enhanced trading opportunities and more efficient trading in First Washington FinancialCorp's stock. Our Company has reached a level of maturity which made the step up from the Bulletin Board the right move for us."

First Washington FinancialCorp is the holding company for First Washington State Bank. The Bank operates through its main office in Windsor, New Jersey and eleven branch offices located in Mercer, Monmouth and Ocean counties, New Jersey. The Company, through the Bank, is also a joint venture partner in Windsor Title Agency, LP, a general title agency located in Lakewood, New Jersey. For information about the Company, please visit our website at www.fwsb.com.
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